UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Texas Republic Capital Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

Texas Republic Capital Corporation

13215 Bee Cave Pkwy, Ste A120

Austin, TX 78738

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS DATE CHANGE

TO BE HELD MAY 12, 2026

TO THE SHAREHOLDERS OF

Texas Republic Capital Corporation

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Texas Republic Capital Corporation, a Texas corporation (“Texas Republic” or the “Company”), will be held on Tuesday, May 12, 2026 at 1:00 p.m. Central Daylight Savings Time at the Sonesta Bee Cave Austin Hotel, 12525 Bee Cave Pkwy, Bee Cave, Texas 78738, which is a change from its originally scheduled date of Tuesday, May 5, 2026.

The Board of Directors has fixed the close of business on Friday, March 20, 2026, as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. Please review the instructions concerning each of your voting options described in the Proxy Statement previously provided. Your cooperation will assure that your shares are voted and will also greatly assist us in preparing for the Annual Meeting. The proxy is being solicited by and on behalf of the Board of Directors of Texas Republic.

Your attention is directed to our 2025 Shareholder Update, the Proxy Statement dated April 1, 2026, and Proxy Card previously provided. The previously provided Proxy Card is still valid for voting purposes, and a new one will not be sent out. Please use the previously provided Proxy Card to vote. The 2025 Annual Report is available without charge at www.texasrepubliccapital.com. If you desire to have the Annual Report mailed to you, please make a telephone request to (512) 330-0099.

By Order of the Board of Directors,

/s/ Timothy R. Miller
Timothy R. Miller
President and CEO
Austin, Texas
April 23, 2026